- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    Form S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               DELUXE CORPORATION
               (Exact name of Issuer as specified in its charter)
            Minnesota                                   41-0216800
(State or other jurisdiction of              (IRS Employer Identification No.)
incorporation or organization)

      1080 W. County Road F
 St. Paul, Minnesota  55126-8201
(Address of principal executive offices)                (Zip Code)

                         EMPLOYEES' STOCK PURCHASE PLAN
                            (Full title of the Plan)

                               Stephen L. Peterson
                     Vice President and Assistant Secretary
                               Deluxe Corporation
                              1080 W. County Road F
                         St. Paul, Minnesota 55126-8201
                     (Name and address of Agent for Service)

             Telephone Number of Agent for Service:  (612) 483-7257


- -------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
                                   Proposed     Proposed
Title of                        Maximum      Maximum
Securities          Amount         Offering      Aggregate      Amount Of
To Be               To Be          Price         Offering       Registration
Registered          Registered     Per Share*    Price*         Fee
- -------------------------------------------------------------------------------
Common Shares,
par value $1
per share      1,525,333 (New)     $19.8281  $30,244,455.26(New)  $10,428.29
               3,474,667 (Carried            $68,896,044.74(Carried
               over from File No.                          over)
               2-94462 under
               Rule 429)
               5,000,000 (Total)             $99,140,500    (Total)
- -------------------------------------------------------------------------------

*Estimated solely for the purpose of calculating the registration fee; based upon 75 percent of the market value per share of the Common Shares on January 5, 1995 ($26.4375 per share) (the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange Composite Tape on
January 5, 1995).

ITEM NO.

3.   Incorporation of Documents by Reference.

     The following documents, which have been filed by Deluxe Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993; and

          (b) The description of the Company's capital stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

6.   Indemnification of Directors and Officers.

     Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company of his or her duties at the Company or at the request of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition,


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     Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

     Article XII of the Company's Articles of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by such director as a director. Article XII, however, does not limit or eliminate the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
     (iii) for authorizing a dividend, stock repurchase or redemption or other distribution in violation of Minnesota law or for violation of certain provisions of Minnesota securities laws; or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company provide that the Company shall indemnify such persons, for expenses and liabilities, in such manner, under such circumstances and to such extent as permitted by the provisions of the Minnesota Statutes relating to indemnification of directors, officers and employees of Minnesota corporations.

     The Company maintains an insurance policy or policies to assist in funding indemnification of directors and officers for certain liabilities.

8.   Exhibits.

     3 Articles of Incorporation of the Company, as amended to date (Incorporated by reference to Exhibit (3)A to the Company's Annual Report on Form 10-K for the fiscal year ended December 31,
               1990)

     5         Opinion of Stephen L. Peterson re: legality

     23(a)     Consent of Deloitte & Touche LLP, independent auditors

     23(b)     Consent of Stephen L. Peterson (included in Exhibit 5 above)

     24        Power of Attorney

9.   Undertakings.

A.   Post-Effective Amendments.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that subparagraphs (i) and (ii) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.


     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.   Subsequent Documents Incorporated by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.   Claims for Indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul and the State of Minnesota on January 11, 1995.

                                              DELUXE CORPORATION
                                       ----------------------------------------
                                                     Registrant)

                                       By:    /s/ H.V. Haverty
                                          -------------------------------------
                                               H. V. Haverty, Chairman,
                                               President and Chief Executive
                                               Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 11, 1995.

     Signature and Title

Harold V. Haverty, Director and   ]
Principal Executive Officer       ]
                                  ]
Jerry K. Twogood, Director        ]
                                  ]
Eugene R. Olson, Director         ]
                                  ]
Edward W. Asplin, Director        ]
                                  ]
John C. Schreiner, Director       ]    By:    /s/ Harold V. Haverty
                                           -----------------------------------
                                  ]              Harold V. Haverty,
Whitney MacMillan, Director       ]        For himself and as Attorney-in-Fact*
                                  ]
James J. Renier, Director         ]
                                  ]
Barbara B. Grogan, Director       ]
                                  ]
Allen F. Jacobson, Director       ]
                                  ]
Charles M. Osborne, Principal     ]
Financial  and Accounting         ]
Officer                           ]


*By Power of Attorney set forth in Exhibit 24 to this registration statement.

January 11, 1995



Ladies and Gentlemen:

Reference is made to the registration statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, for the purpose of registering for sale by Deluxe Corporation, (the "Company"), an aggregate of 1,525,333 additional of the Company's Common Shares, par value $1.00 per share, in connection with the Company's Employees' Stock Purchase Plan (the "Plan").

I am familiar with the proceedings to date with respect to the adoption of the Plan, and the proposed sale of additional common shares pursuant to the Plan, and I have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I consider relevant for the purposes of this opinion.

I am of the opinion that the shares of Common Stock be issued pursuant to the Plan, will, when issued, be legally issued, fully paid and non-assessable, provided the registration statement, as then amended, shall remain effective under the Securities Act of 1933, as amended.

I consent to the use of this opinion as an exhibit to the registration statement.

Yours truly,


Stephen L. Peterson
Vice President and
Corporate Counsel

/dc

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Deluxe Corporation:

We consent to the incorporation by reference in this registration statement of Deluxe Corporation on Form S-8 of our reports dated February 10, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of Deluxe Corporation for the year ended December 31, 1993.


DELOITTE & TOUCHE LLP



Minneapolis, Minnesota
January 10, 1995

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harold V. Haverty, Jerry K. Twogood, Charles M. Osborne and John H. LeFevre, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 to be filed under the Securities Act of 1933 for the registration of 5,000,000 share of Common Stock of Deluxe Corporation under the Deluxe Corporation Employee Stock Purchase Plan and any and all post-effective amendments thereto, and to file such registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:  November 11, 1994

/s/ Harold V. Haverty
- ----------------------------------------
Harold V. Haverty, Director and
Principal Executive Officer

/s/ Jerry K. Twogood
- ----------------------------------------
Jerry K. Twogood, Director

/s/ Eugene R. Olson
- ----------------------------------------
Eugene R. Olson, Director

/s/ Edward W. Asplin
- ----------------------------------------
Edward W. Asplin, Director


/s/ John C. Schreiner
- ----------------------------------------
John C. Schreiner, Director

/s/ Whitney MacMillan
- ----------------------------------------
Whitney MacMillan, Director

/s/ James J. Renier
- ----------------------------------------
James J. Renier, Director

/s/ Barbara B. Grogan
- ----------------------------------------
Barbara B. Grogan, Director

/s/ Allen F. Jacobson
- ----------------------------------------
Allen F. Jacobson, Director

/s/ Charles M. Osborne
- ----------------------------------------
Charles M. Osborne, Principal Financial
Officer and Principal Accounting Officer